Seven Hills Realty Trust Second Quarter 2023 Financial Results Exhibit 99.2

Q2 2023 2 Seven Hills Realty Trust Announces Second Quarter 2023 Results "SEVN produced another quarter of strong results, while continuing to actively manage our portfolio and selectively originate new loans. We closed one loan during the quarter and one after quarter end, further diversifying our portfolio and increasing our total loan commitments to more than $700 million. With approximately $300 million of cash and unused borrowing capacity, we remain well positioned to navigate the current economic environment and capitalize on opportunities that meet our investment strategy and generate attractive returns for our shareholders." Tom Lorenzini, President and Chief Investment Officer of SEVN Conference Call A conference call to discuss SEVN's second quarter 2023 results will be held on Tuesday, August 1, 2023 at 11:00 a.m. Eastern Time. The conference call telephone number is (866) 739-7850. Participants calling from outside the United States and Canada should dial (412) 317-6592. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Tuesday, August 8, 2023. To access the replay, dial (412) 317-0088. The replay pass code is 5856598. A live audio webcast of the conference call will also be available in a listen only mode on SEVN's website, at www.sevnreit.com. The archived webcast will be available for replay on SEVN's website after the call. The transcription, recording and retransmission of SEVN's second quarter conference call in any way are strictly prohibited without the prior written consent of SEVN. Distributions On July 13, 2023, SEVN declared a quarterly distribution of $0.35 per common share, or approximately $5.2 million, to shareholders of record on July 24, 2023. SEVN expects to pay this distribution on August 17, 2023. About Seven Hills Realty Trust Seven Hills Realty Trust (Nasdaq: SEVN), or SEVN, we, our or us, is a real estate investment trust, or REIT, that originates and invests in first mortgage loans secured by middle market and transitional commercial real estate. SEVN is managed by Tremont Realty Capital, an affiliate of The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with approximately $36 billion in assets under management and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. For more information about SEVN, please visit www.sevnreit.com. Newton, MA (July 31, 2023). Seven Hills Realty Trust (Nasdaq: SEVN) today announced financial results for the quarter and six months ended June 30, 2023.

Company Snapshot

(As of June 30, 2023, unless otherwise noted)

Strong Loan Portfolio	Conservative Leverage	Integrated with RMR Real Estate Platform
$678 million Floating rate first mortgage loan commitments	**1.7x** Debt to equity ratio	**12%** Ownership of SEVN
$28 million Average loan commitment	**$682 million** Maximum facility size	**~$36 billion** of Gross AUM
67% Weighted average LTV	**$228 million** Unused financing capacity	**~600** CRE professionals
9.5% Weighted average All In Yield	**$82 million** Cash on hand	**~2,000** Properties managed across the U.S.
100% floating rate first mortgage loan portfolio secured by diverse property types and geographic regions and owned by high quality sponsors.	**Conservative leverage levels and ample cash on hand provide SEVN with liquidity to continue to originate accretive loans that meet our disciplined underwriting criteria.**	**SEVN is managed by Tremont Realty Capital, a fully integrated subsidiary of RMR, providing a depth of market knowledge and an extensive network of real estate owners, operators, sponsors and financial institutions.**

Q2 2023 3

Q2 2023 4 Financial Results Investment Activity Portfolio Liquidity & Capitalization • Generated net income of $4.6 million, or $0.32 per diluted share, Distributable Earnings of $5.4 million, or $0.37 per diluted share, and Adjusted Distributable Earnings of $5.5 million, or $0.37 per diluted share. • Quarterly distribution of $0.35 per common share, declared and paid during the quarter. • Weighted average coupon rate of S + 3.80% and All In Yield of S + 4.26%. • Weighted average risk rating of 3.0 and an allowance for credit losses representing 0.87% of total loan commitments. • Assumed ownership of an 81% leased, Class A office property in Yardley, PA through a deed in lieu of foreclosure. • Closed one new loan secured by a student housing property in Auburn, AL with a total commitment of $37.5 million, a coupon rate of S + 3.25% and an All In Yield of S + 3.96%. • Received $12.4 million of early repayment proceeds on a loan secured by a multifamily property in Seattle, WA and a partial principal paydown of $5.0 million on a loan secured by an office property in St. Louis, MO. • In July 2023, closed one new loan secured by an industrial property with a total commitment of $27.5 million, a coupon rate of S + 4.25% and an All In Yield of S + 4.72%. • Available liquidity of $309.3 million, including unused capacity of $227.5 million available under our Secured Financing Facilities and $81.8 million of cash on hand. • Weighted average coupon rate of S + 2.04%. • In July 2023, extended the maturity date of our UBS Master Repurchase Facility to February 2025. Second Quarter 2023 Highlights (As of and for the three months ended June 30, 2023, unless otherwise noted) Please refer to Non-GAAP Financial Measures and Other Measures and Definitions within the Appendix for terms used throughout this document. All amounts in this presentation are unaudited.

Q2 2023 5 $628.7 $628.7 $666.2 $668.4 $686.0 $634.9 $37.5 $2.2 $17.6 $15.9$45.8 $42.9 Q1 2023 Loan Portfolio Originations Fundings Repayments Transfer to REO Q2 2023 Loan Portfolio Second Quarter 2023 Loan Portfolio Activity (dollars in millions) Total Loan Commitments (dollars in thousands) Second Quarter Originations As of June 30, 2023 Number of loans 1 24 Average loan commitment $37,500 $28,243 Total loan commitments $37,500 $677,822 Unfunded loan commitments $0 $42,902 Principal balance $37,500 $634,920 Weighted average coupon rate 8.40% 9.01% Weighted average All In Yield 9.11% 9.47% Weighted average Maximum Maturity 3.4 3.0 Weighted average LTV 67% 67% Weighted average floor 5.05% 0.87% Weighted average risk rating 3.0 3.0 Principal Balance Loan Portfolio Summary FINANCIAL RESULTS $674.5 $677.8 Unfunded Commitments

Q2 2023 6 Retail South 28% West 22% Midwest 36% East 14% Office 36% Multifamily 35% Industrial 11% Retail 18% Geographic Region (2) Property Type (2) (dollars in millions) Loan Portfolio Originations and Diversity (1) Includes loans originated by TRMT and acquired by SEVN on September 30, 2021, as a result of the Merger. (2) Based on principal balance of loans held for investment as of June 30, 2023. $77.0 $128.4 $157.3 $91.2 $51.6 $38.4 $22.0 $— $37.5 $11.8 $11.1 $7.4 $4.6 $8.9 $8.6 $2.4 $— $88.8 $139.5 $164.7 $95.8 $60.5 $47.0 $24.4 $— $37.5 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Total Loan Commitments Principal Balance Loan Originations by Quarter (1) FINANCIAL RESULTS Loan Count 3 3 2 1 16 6 0 1 Unfunded Commitments

Q2 2023 7 Loan Count 16% 14% 29% 33% 8% 30% - 60% 61% - 65% 66% - 70% 71% - 75% 76% - 80% Loan to Value (1) % of Portfolio Loan Portfolio Credit Quality Loan Count 4 2 7 9 2 0 4 18 2 0 —% 16% 71% 13% Lower Risk (1) Average Risk (2) Acceptable Risk (3) Higher Risk (4) Impaired/Loss Likely (5) Risk Rating Distribution (1) % of Portfolio Weighted Average LTV: 67% Weighted Average Risk Rating: 3.0 (1) Percentage of portfolio based on principal balance of loans held for investment as of June 30, 2023. FINANCIAL RESULTS

Q2 2023 8 Retail Office Risk Rating 2-3 29% Office Risk Rating 4 7% Other Property Types 64% Office Loans (1) (2) Total Loan Portfolio FINANCIAL RESULTS (1) Excludes our loan that was secured by an office property in Yardley, PA that was transferred to REO through a deed in lieu of foreclosure in June 2023. (2) Percentage of portfolio and office risk rating distribution based on principal balance of loans held for investment as of June 30, 2023. • No office loans in urban or CBD markets in our portfolio. • While 9 office loans make up 36% of our portfolio, office loans have a weighted average risk rating of 3.0. • As of June 30, 2023, all of our borrowers with outstanding loans had paid their debt service obligations owed and due to us. Risk Rating 2 - 3 81% of office $185.7 million principal balance / eight loans • Leased occupancy of 90%. • Weighted average lease term of 4.8 years. Risk Rating 4 19% of office $43.5 million principal balance / Class B / suburban Dallas, TX • Leased occupancy of 74%. • Weighted average lease term of 4.9 years. • Demonstrated commitment from sponsor, with $2.7 million of equity contributions to fund reserves since 2022. Office Risk Rating Distribution

Q2 2023 9 Real Estate Owned FINANCIAL RESULTS The debt service payment due in May 2023 on our loan secured by an office property in Yardley, PA was not received. In June 2023, we assumed ownership of the property through a deed in lieu of foreclosure. • Location: Yardley, PA. • Property type: Class A office. • Year built: 2009. • Size: 87,155 square feet. Approximately 1,400 square feet of amenity space, including tenant lounge and "grab and go" food options. • Leased occupancy: 81%. • Weighted average lease term: 7.2 years. • Total investment: $15.9 million, or $182 per square foot. • Excluding one-time transition costs, currently generates positive net operating income. Net operating income is expected to improve as free rent periods continue to expire through April 2024. • As of July 2023, the property is managed by RMR. RMR's experience in buying, selling and operating commercial real estate provides SEVN with the capability to effectively transition the ownership of the property from the borrower to SEVN, operate the property through the period of ownership and market the property for sale.

Q2 2023 10 (1) In July 2023, we entered into an amended and restated master repurchase agreement with UBS which extended the stated maturity date to February 18, 2025. (2) The weighted average remaining maturity of the Master Repurchase Facilities is determined using the earlier of the underlying loan maturity date and the respective repurchase agreement maturity date. The weighted average remaining maturity of the BMO Facility is determined using the underlying loan investment maturity date. Secured Financing Facilities FINANCIAL RESULTS (As of June 30, 2023) Citibank UBS (1) BMO Wells Fargo Total/Weighted Average (dollars in thousands) Maximum facility size $ 215,000 $ 192,000 $ 150,000 $ 125,000 $ 682,000 Principal balance $ 150,101 $ 123,958 $ 84,855 $ 95,551 $ 454,465 Unused capacity $ 64,899 $ 68,042 $ 65,145 $ 29,449 $ 227,535 Weighted average coupon rate 7.20% 7.26% 7.05% 7.18% 7.19% Weighted average advance rate 74.5% 72.7% 74.5% 75.3% 74.1% Weighted average remaining maturity (years) (2) 0.8 0.6 1.8 1.7 1.1 Collateral: Number of loans 9 6 4 4 23 Principal balance $ 201,543 $ 170,594 $ 113,851 $ 126,932 $ 612,920

Q2 2023 11 The above table illustrates the incremental impact on our annual income from investments, net, from hypothetical immediate changes in SOFR, taking into consideration our borrowers’ interest rate floors as of June 30, 2023. The results in the table above are based on our loan portfolio and debt outstanding as of June 30, 2023. Any changes to the mix of our investments or debt outstanding could impact the interest rate sensitivity analysis. This illustration is not meant to forecast future results. Interest Rate Changes $(0.12) $(0.10) $(0.08) $(0.05) $(0.03) $— $0.03 $0.06 $0.09 $0.12 $0.15 -125 bps -100 bps -75 bps -50 bps -25 bps 0 bps +25 bps +50 bps +75 bps +100 bps +125 bps $-0.20 $-0.15 $-0.10 $-0.05 $0.00 $0.05 $0.10 $0.15 $0.20 Interest Rate Sensitivity Annualized Impact to Net Interest Income per Share FINANCIAL RESULTS • Weighted average interest rate floor of 0.87%. All but one of our loan agreements contain floor provisions, ranging from 0.10% to 5.05%. • None of our loans have active interest rate floors. • No interest rate floors on advances under our Secured Financing Facilities. (As of June 30, 2023)

Q2 2023 12 Appendix

Q2 2023 13 Management Our manager, Tremont, is registered with the Securities and Exchange Commission, or SEC, as an investment adviser and is owned by RMR. As of June 30, 2023, RMR had approximately $36 billion of real estate assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, over 2,000 properties and over 20,000 employees. We believe Tremont’s relationship with RMR provides us with a depth of market knowledge that may allow us to identify high quality investment opportunities and to evaluate them more thoroughly than many of our competitors, including other commercial mortgage REITs. We also believe RMR’s broad platform provides us with access to RMR’s extensive network of real estate owners, operators, intermediaries, sponsors, financial institutions and other real estate related professionals and businesses with which RMR has historical relationships. We also believe that Tremont provides us with significant experience and expertise in investing in middle market and transitional CRE. Company Profile, Governance and Research Coverage APPENDIX Equity Research Coverage JMP Securities Chris Muller, CFA (212) 906-3559 cmuller@jmpsecurities.com Jones Trading Institutional Services, LLC Jason M. Stewart (646) 465-9932 jstewart@jonestrading.com SEVN is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SEVN’s performance made by these analysts do not represent opinions, estimates or forecasts of SEVN or its management. SEVN does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts. Board of Trustees Barbara D. Gilmore Phyllis M. Hollis William A. Lamkin Independent Trustee Independent Trustee Independent Trustee Joseph L. Morea Jeffrey P. Somers Lead Independent Trustee Independent Trustee Matthew P. Jordan Adam D. Portnoy Managing Trustee Chair of the Board & Managing Trustee Executive Officers Thomas J. Lorenzini Tiffany R. Sy President and Chief Investment Officer Chief Financial Officer and Treasurer Contact Information Investor Relations Inquiries Seven Hills Realty Trust Financial, investor and media inquiries Two Newton Place should be directed to: 255 Washington Street, Suite 300 Kevin Barry, Director, Investor Relations Newton, MA 02458.1634 at (617) 332-9530 or ir@sevnreit.com (617) 796-8253 ir@sevnreit.com www.sevnreit.com

Loan Investment Details

(dollars in thousands)

First mortgage loans as of June 30, 2023:

#	Location	Property Type	Origination Date	Committed Principal Amount	Principal Balance	Coupon Rate	All in Yield	Maturity Date	Maximum Maturity Date	LTV	Risk Rating
1	Olmsted Falls, OH	Multifamily	01/28/2021	$ 54,575	$ 46,085	S + 4.00%	S + 4.64%	01/28/2024	01/28/2026	63%	3
2	Dallas, TX	Office	08/25/2021	50,000	43,450	S + 3.25%	S + 3.61%	08/25/2024	08/25/2026	72%	4
3	Passaic, NJ	Industrial	09/08/2022	47,000	38,440	S + 3.85%	S + 4.22%	09/08/2025	09/08/2027	69%	3
4	Brandywine, MD	Retail	03/29/2022	42,500	42,200	S + 3.85%	S + 4.25%	03/29/2025	03/29/2027	62%	2
5	West Bloomfield, MI	Retail	12/16/2021	42,500	37,659	S + 3.85%	S + 4.66%	12/16/2023	12/16/2024	59%	3
6	Auburn, AL	Multifamily	05/11/2023	37,500	37,500	S + 3.25%	S + 3.96%	11/11/2025	11/11/2026	67%	3
7	Starkville, MS	Multifamily	03/22/2022	37,250	36,918	S + 4.00%	S + 4.32%	03/22/2025	03/22/2027	70%	4
8	Farmington Hills, MI	Multifamily	05/24/2022	31,520	28,983	S + 3.15%	S + 3.50%	05/24/2025	05/24/2027	75%	3
9	Downers Grove, IL	Office	09/25/2020	30,000	29,500	S + 4.25%	S + 4.69%	11/25/2023	11/25/2024	67%	2
10	Las Vegas, NV	Multifamily	06/10/2022	28,950	24,729	S + 3.30%	S + 4.03%	06/10/2025	06/10/2027	60%	3
11	Plano, TX	Office	07/01/2021	27,385	26,463	S + 4.75%	S + 5.16%	07/01/2024	07/01/2026	78%	3
12	Carlsbad, CA	Office	10/27/2021	24,750	24,130	S + 3.25%	S + 3.58%	10/27/2024	10/27/2026	78%	3
13	Fontana, CA	Industrial	11/18/2022	24,355	22,000	S + 3.75%	S + 4.28%	11/18/2024	11/18/2026	72%	3
14	St. Louis, MO	Office	12/19/2018	23,867	23,867	S + 3.25%	S + 3.74%	12/19/2023	12/19/2023	72%	3

APPENDIX

Q2 2023 14

Loan Investment Details (Continued)

SEVEN HILLS REALTY TRUST

(dollars in thousands)

First mortgage loans as of June 30, 2023:

#	Location	Property Type	Origination Date	Committed Principal Amount	Principal Balance	Coupon Rate	All in Yield	Maturity Date	Maximum Maturity Date	LTV	Risk Rating
15	Downers Grove, IL	Office	12/09/2021	23,530	23,530	S + 4.25%	S + 4.57%	12/09/2024	12/09/2026	72%	3
16	Dublin, OH	Office	02/18/2020	22,507	22,507	S + 5.25%	S + 5.31%	08/16/2023	08/16/2023	33%	3
17	Bellevue, WA	Office	11/05/2021	21,000	20,000	S + 3.85%	S + 4.19%	11/05/2024	11/05/2026	68%	3
18	Portland, OR	Multifamily	07/09/2021	19,688	19,688	S + 3.57%	S + 3.97%	07/09/2024	07/09/2026	75%	3
19	Ames, IA	Multifamily	11/15/2021	18,000	17,925	S + 3.80%	S + 4.13%	11/15/2024	11/15/2026	71%	2
20	Sandy Springs, GA	Retail	09/23/2021	16,488	15,287	S + 3.75%	S + 4.10%	09/23/2024	09/23/2026	72%	3
21	Delray Beach, FL	Retail	03/18/2022	16,000	15,602	S + 4.25%	S + 4.91%	03/18/2024	03/18/2026	56%	3
22	Westminster, CO	Office	05/25/2021	15,750	15,750	S + 3.75%	S + 4.25%	05/25/2024	05/25/2026	66%	2
23	Portland, OR	Multifamily	07/30/2021	13,400	13,400	S + 3.57%	S + 3.98%	07/30/2024	07/30/2026	71%	3
24	Allentown, PA	Industrial	01/24/2020	9,307	9,307	S + 3.50%	S + 4.03%	01/24/2024	01/24/2025	67%	3
	Total/weighted average			$ 677,822	$ 634,920	S + 3.80%	S + 4.26%			67%	3.0

APPENDIX

Q2 2023 15

Q2 2023 16 Financial Summary June 30, 2023 December 31, 2022 ASSETS   Cash and cash equivalents $ 81,806 $ 71,057 Restricted cash 238 10 Loans held for investment 629,525 669,929 Allowance for credit losses (1) (4,201) — Loans held for investment, net 625,324 669,929 Real estate owned 15,592 — Accrued interest receivable 3,417 3,354 Prepaid expenses and other assets 1,537 2,497 Total assets $ 727,914 $ 746,847 LIABILITIES AND SHAREHOLDERS' EQUITY Accounts payable, accrued liabilities and other liabilities $ 4,287 $ 1,903 Secured financing facilities, net 452,690 471,521 Due to related persons 3,139 1,844 Total liabilities 460,116 475,268 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $0.001 par value, 25,000,000 shares authorized; 14,745,486 and 14,709,165 shares issued and outstanding, respectively 15 15 Additional paid in capital 239,167 238,505 Cumulative net income 58,142 52,290 Cumulative distributions (29,526) (19,231) Total shareholders' equity 267,798 271,579 Total liabilities and shareholders' equity $ 727,914 $ 746,847 Condensed Consolidated Balance Sheets (dollars in thousands, except per share data) APPENDIX (1) SEVN adopted Accounting Standards Update No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments on January 1, 2023. No reserve for loan losses or allowance for credit losses were recognized within SEVN's consolidated financial statements prior to this adoption.

Q2 2023 17 Condensed Consolidated Statements of Operations Three Months Ended June 30, Six Months Ended June 30,     2023 2022 2023 2022 INCOME FROM INVESTMENTS:        Interest and related income  $ 15,821 $ 8,869 $ 31,677 $ 18,448 Purchase discount accretion 1,047 1,636 2,232 7,571 Less: interest and related expenses   (7,927) (3,007) (15,621) (4,744) Income from loan investments, net 8,941 7,498 18,288 21,275 Revenue from real estate owned   149 — 149 — Total revenue 9,090 7,498 18,437 21,275 OTHER EXPENSES: Base management fees 1,074 1,063 2,146 2,126 Incentive fees 192 — 192 — General and administrative expenses   1,281 1,304 2,077 2,176 Reimbursement of shared services expenses 628 514 1,271 1,148 Provision for credit losses 1,026 — 39 — Expenses from real estate owned   218 — 218 — Other transaction related costs — — — 37 Total other expenses   4,419 2,881 5,943 5,487 Income before income taxes 4,671 4,617 12,494 15,788 Income tax expense (27) (39) (47) (84) Net income  $ 4,644 $ 4,578 $ 12,447 $ 15,704   Weighted average common shares outstanding - basic and diluted   14,605 14,521 14,594 14,514   Net income per common share - basic and diluted  $ 0.32 $ 0.31 $ 0.85 $ 1.08 (amounts in thousands, except per share data) APPENDIX

Non-GAAP Financial Measures

SEVEN HILLS REALTY TRUST

(amounts in thousands, except per share data)

		Three Months Ended				
		June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Distributable Earnings and Adjusted Distributable Earnings	Net income	$ 4,644	$ 7,803	$ 6,760	$ 5,176	$ 4,578
	Incentive fees	192	–	–	–	–
	Non-cash equity compensation expense	579	120	129	259	548
	Non-cash accretion of purchase discount	(1,047)	(1,185)	(1,522)	(1,596)	(1,636)
	Provision for (reversal of) credit losses	1,026	(987)	–	–	–
	Exit fees collected on loans acquired in Merger	–	–	–	104	–
	Distributable Earnings	$ 5,394	$ 5,751	$ 5,367	$ 3,943	$ 3,490
	Revenue from real estate owned	(149)	–	–	–	–
	Expenses from real estate owned	218	–	–	–	–
	Adjusted Distributable Earnings	$ 5,463	$ 5,751	$ 5,367	$ 3,943	$ 3,490
	Weighted average common shares outstanding - basic and diluted	14,605	14,582	14,579	14,551	14,521
	Distributable Earnings per common share - basic and diluted	$ 0.37	$ 0.39	$ 0.37	$ 0.27	$ 0.24
	Adjusted Distributable Earnings per common share - basic and diluted	$ 0.37	$ 0.39	$ 0.37	$ 0.27	$ 0.24

		As of				
		June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Adjusted Book Value	Shareholders' equity	$ 267,798	$ 267,747	$ 271,579	$ 268,409	$ 266,730
	Unaccreted purchase discount	4,471	5,519	6,703	8,224	9,821
	Allowance for credit losses	5,926	5,608	–	–	–
	Adjusted book value	$ 278,195	$ 278,874	$ 278,282	$ 276,633	$ 276,551
	Total outstanding common shares	14,745	14,707	14,709	14,714	14,638
	Book value per common share	$ 18.16	$ 18.21	$ 18.46	$ 18.24	$ 18.22
	Adjusted Book Value per common share	$ 18.87	$ 18.97	$ 18.92	$ 18.80	$ 18.89

APPENDIX

Q2 2023 18

Q2 2023 19 We present Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings, Adjusted Distributable Earnings per common share and Adjusted Book Value per common share, which are considered “non-GAAP financial measures” within the meaning of the applicable SEC rules. These non-GAAP financial measures do not represent net income, net income per common share or cash generated from operating activities and should not be considered as alternatives to net income or net income per common share determined in accordance with GAAP or as an indication of our cash flows from operations determined in accordance with GAAP, a measure of our liquidity or operating performance or an indication of funds available for our cash needs. In addition, our methodologies for calculating these non-GAAP financial measures may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures; therefore, our reported Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share may not be comparable to distributable earnings, distributable earnings per common share, adjusted distributable earnings and adjusted distributable earnings per common share as reported by other companies. We believe that Adjusted Book Value per common share is a meaningful measure of our capital adequacy because it excludes the impact of certain non-cash estimates or adjustments, including the unaccreted purchase discount resulting from the excess of the fair value of the loans TRMT then held for investment and that we acquired as a result of the Merger, over the consideration we paid in the Merger and our allowance for credit losses for our loan portfolio and unfunded loan commitments. Adjusted Book Value per common share does not represent book value per common share or alternative measures determined in accordance with GAAP. Our methodology for calculating Adjusted Book Value per common share may differ from the methodologies employed by other companies to calculate the same or similar supplemental capital adequacy measures; therefore, our Adjusted Book Value per common share may not be comparable to the adjusted book value per common share reported by other companies. In order to maintain our qualification for taxation as a REIT, we are generally required to distribute substantially all of our taxable income, subject to certain adjustments, to our shareholders. We believe that one of the factors that investors consider important in deciding whether to buy or sell securities of a REIT is its distribution rate. Over time, Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share may be useful indicators of distributions to our shareholders and are measures that are considered by our Board of Trustees when determining the amount of distributions. We believe that Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share provide meaningful information to consider in addition to net income, net income per common share and cash flows from operating activities determined in accordance with GAAP. These measures help us to evaluate our performance excluding the effects of certain transactions, the variability of any management incentive fees that may be paid or payable and GAAP adjustments that we believe are not necessarily indicative of our current loan portfolio and operations. In addition, Distributable Earnings is used in determining the amount of base management and management incentive fees payable by us to Tremont under our management agreement. Distributable Earnings: We calculate Distributable Earnings and Distributable Earnings per common share as net income and net income per common share, respectively, computed in accordance with GAAP, including realized losses not otherwise included in net income determined in accordance with GAAP, and excluding: (a) the management incentive fees earned by our Manager, if any; (b) depreciation and amortization of REO and related intangible assets, if any; (c) non-cash equity compensation expense; (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income under GAAP), if any; and (e) one-time events pursuant to changes in GAAP and certain non-cash items, if any. Distributable Earnings are reduced for realized losses on loan investments when amounts are deemed uncollectable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but may also be when, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings will equal the difference between the cash received or expected to be received and the carrying value of the asset. Adjusted Distributable Earnings: We define Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share as Distributable Earnings and Distributable Earnings per common share, respectively, excluding the effects of certain non-recurring transactions and revenues and expenses from REO. Adjusted Book Value: Adjusted Book Value per common share is a non-GAAP measure that excludes the impact of certain non-cash estimates or adjustments, including the impact of the unaccreted purchase discount resulting from the excess of the fair value of the loans TRMT then held for investment which we acquired as a result of the Merger over the consideration we paid and the allowance for credit losses for our loan portfolio and unfunded loan commitments. Non-GAAP Financial Measures (Continued) APPENDIX

Q2 2023 20 All In Yield: All In Yield represents the yield on a loan, including amortization of deferred fees over the initial term of the loan and excluding any purchase discount accretion. BMO Facility: Amounts advanced under the facility loan agreement and security agreement with BMO Harris Bank N.A. are pursuant to separate facility loan agreements that we refer to as BMO Facility. CBD: The central business district, or CBD, is the center of business and economic activity in major markets of the United States. GAAP: GAAP refers to generally accepted accounting principles. Gross AUM: Gross AUM refers to gross assets under management. LTV: Loan to value ratio, or LTV, represents the initial loan amount divided by the underwritten in-place value of the underlying collateral at closing. Master Repurchase Facilities: Collectively, we refer to the master repurchase facilities with UBS AG, Citibank, N.A. and Wells Fargo, National Association as our Master Repurchase Facilities. Maximum Maturity: Maximum Maturity assumes all borrower loan extension options have been exercised, which options are subject to the borrower meeting certain conditions. Merger: On September 30, 2021, TRMT merged with and into us. We refer to this transaction as the Merger. REO: REO refers to real estate owned. Secured Financing Facilities: Collectively, we refer to the Master Repurchase Facilities and our BMO Facility as our Secured Financing Facilities. SOFR: SOFR refers to the Secured Overnight Financing Rate. TRMT: TRMT refers to Tremont Mortgage Trust. Other Measures and Definitions APPENDIX

Q2 2023 21 This presentation contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These statements include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: SEVN's investment portfolio; SEVN's future lending activity; SEVN's liquidity and leverage capacity; the ability of SEVN to capitalize on opportunities; SEVN's ability to achieve its investment objectives and generate attractive returns for its shareholders; operating results for SEVN's REO; RMR's management of SEVN's REO; the benefits and opportunities we believe that Tremont's relationship with RMR provide us; and the amount and timing of future distributions. Forward-looking statements reflect SEVN's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SEVN's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in any forward-looking statements. Some of the risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: SEVN's borrowers’ ability to successfully execute their business plans, including SEVN's borrowers' ability to manage and stabilize properties; whether the diversity and other characteristics of its loan portfolio will benefit SEVN to the extent it expects; SEVN's ability to carry out its business strategy and take advantage of opportunities for its business that it believes exist; the impact of inflation, geopolitical instability, interest rates and economic recession or downturn on the commercial real estate, or CRE, industry generally and specific CRE sectors applicable to SEVN's investments and lending markets, SEVN and its borrowers; fluctuations in interest rates and credit spreads may reduce the returns SEVN may receive on its investments and increase its borrowing costs; fluctuations in market demand for CRE debt and the volume of transactions and available opportunities in the CRE debt market, including the middle market; dislocations and volatility in the capital markets; SEVN's ability to utilize its Secured Financing Facilities and to obtain additional capital to enable it to attain its target leverage, to make additional investments and to increase its potential returns and the cost of that capital; SEVN's ability to pay distributions to its shareholders and sustain or increase the amount of such distributions; SEVN's ability to successfully execute, achieve and benefit from its operating and investment targets, investment and financing strategies and leverage policies; the amount and timing of cash flows SEVN receives from its investments; the ability of SEVN's manager, Tremont Realty Capital LLC, or Tremont, to make suitable investments for it, to monitor, service and administer SEVN's existing investments and to otherwise implement its investment strategy and successfully manage SEVN; SEVN's ability to maintain and improve a favorable net interest spread between the interest it earns on its investments and the interest SEVN pays on its borrowings; the extent to which SEVN earns and receives origination, extension, exit, prepayment or other fees it may earn from its investments; yields that may be available to SEVN from mortgages on middle market and transitional CRE; the duration and other terms of SEVN's loan agreements with borrowers; the credit qualities of SEVN's borrowers; the ability and willingness of SEVN's borrowers to repay its investments in a timely manner or at all; the extent to which SEVN's borrowers' sponsors provide support to its borrowers or SEVN regarding its loans; SEVN's qualification for taxation as a REIT; SEVN's ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; events giving rise to increases in SEVN's credit loss reserves; SEVN's ability to diversify its investment portfolio based on industry and market conditions; the ability of SEVN's manager to arrange for the successful management of real estate SEVN owns and SEVN's ability to sell those properties at prices that allow SEVN to recover amounts it invested; SEVN's ability to successfully compete; market trends in SEVN's industry or with respect to interest rates, real estate values, the debt securities markets or the economy generally; reduced demand for office or retail space; regulatory requirements and the effect they may have on SEVN or its competitors; competition within the CRE lending industry; changes in the availability, sourcing and structuring of CRE lending; defaults by our borrowers; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; limitations imposed on SEVN's business and its ability to satisfy complex rules in order for SEVN to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; actual and potential conflicts of interest with SEVN's related parties, including its Managing Trustees, Tremont, RMR, and others affiliated with them; acts of God, earthquakes, hurricanes, outbreaks or continuation of pandemics, or other public health safety events or conditions supply chain disruptions, climate change and other man-made or natural disasters or acts of war, terrorism, social unrest or civil disturbances; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SEVN's periodic filings. The information contained in SEVN's filings with the SEC, including under the caption "Risk Factors" in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this presentation. SEVN's filings with the SEC are available on its website and at www.sec.gov. You should not place undue reliance on forward-looking statements. Except as required by law, SEVN undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements